Exhibit 3.3

THIRD AMENDED AND RESTATED BYLAWS

OF

AMPLIFY ENERGY CORP.

Incorporated under the Laws of the State of Delaware

Effective as of November 9, 2021

Article I
OFFICES AND RECORDS
Section 1.1Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, County of Kent, and the name of the Corporation’s registered agent at such address is Cogency Global Inc. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by law.
Section 1.2Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.
Section 1.3Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.
Article II
STOCKHOLDERS
Section 2.1Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, either within or without the State of Delaware, and time as may be fixed by resolution of the Board, unless, subject to the Corporation’s Certificate of Incorporation as it may be amended and restated from time to time (the “Certificate of Incorporation”), the stockholders have acted by written consent as permitted by the Delaware General Corporation Law.
Section 2.2Special Meeting.
(A)Special meetings of stockholders of the Corporation may be called only by (i) the Chief Executive Officer, the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies or (ii) the Secretary of the Corporation at the request of the holders of record of at least 20% of the outstanding shares of Common Stock (a “Stockholder Requested Meeting”). The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

(B)To be valid, a written request for a Stockholder-Requested Meeting (a “Special Meeting Request”) must (i) be in writing, signed and dated by one or more stockholder(s) of record, (ii) set forth a statement of the purpose or purposes of and the matters proposed to be acted on at the special meeting, (iii) include the information required by Section 2.9(A) of these Bylaws to be set forth in a stockholder’s notice for the proposal of business or nominations, as applicable (including any updates required by Section 2.9(A)(4) and any such other information required by the Corporation as set forth in Section 2.9(A)(5) of these Bylaws), (iv) as to each stockholder signing such Special Meeting Request (or if such stockholder is a nominee or custodian) or beneficial owner on whose behalf such request is signed, be accompanied by an affidavit by each such person stating the number of shares of capital stock of the Corporation that it owns beneficially or of record as of the date such request was signed, (v) as to any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, include the information described in Section 2.9(A)(2)(a) and Section 2.9(A)(2)(b) as to such stockholder or beneficial owner, and (vi) be delivered to the Secretary of the Corporation.
(C)One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 2.2 and has been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated of such requests. If the stockholder of record signing the Special Meeting Request is a nominee or custodian on behalf of a beneficial owner, such Special Meeting Request shall not be valid unless documentary evidence is delivered to the Secretary at the time of delivery of such Special Meeting Request of such signatory’s authority to execute the Special Meeting Request on behalf of such beneficial owner. The determination of the validity of a Special Meeting Request shall be made by the Board, which determination shall be conclusive and binding on the Corporation and its stockholders. Notwithstanding anything to the contrary herein, a Special Meeting Request shall not be valid if (i) the Special Meeting Request does not comply with these Bylaws or (ii) such Special Meeting Request relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law (which determination shall be made by the Board and shall be conclusive and binding on the Corporation and its stockholders). If the Board determines that a stockholder request pursuant to this Section 2.2 is valid, the Board will determine the time and place, if any, of a Stockholder-Requested Meeting and will set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 2.3 hereof. If none of the stockholders who submitted the Special Meeting Request, or their qualified representatives (as defined in Section 2.9), appears at the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request(s), the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Section 2.3Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
Section 2.4Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.
Section 2.5Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications (including virtually), and may determine that any meeting of stockholders will be held by means of remote communication (including virtually) in addition to or instead of a physical meeting. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place, by means of remote communication, or both.

Section 2.6Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by law or as may be deemed appropriate by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board, upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.7Quorum and Adjournment of Meetings. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Shares of its own stock belonging to the Corporation or to another corporation, if such shares of stock represent a majority of the voting power entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted by quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in fiduciary capacity. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. Except as required by law, no notice of the time and place of adjourned meetings need be given if the time, place if any, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 2.6 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjournment meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.8Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.
Section 2.9Notice of Stockholder Business and Nominations.
(A)Annual Meetings of Stockholders.

(1)Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board, or (c) by any stockholder of the Corporation who (i) is a stockholder of record (X) at the time of giving of notice provided for in these Bylaws, (Y) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (Z) at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination; clause 1(c) of this Section 2.9(A) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.
(2)Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1) of these Bylaws, the stockholder must have given timely and proper notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.9(A)(2). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary must:
(a)set forth, as to the stockholder giving the notice (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders,” and each a “Holder” (i) the name and address of each Holder, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Holder and any Stockholder Associated Person (provided, that, for purposes of this Section 2.9(A)(2)(a), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each Holder and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any security of the Corporation, (D) any Short Interest (as defined below) held by each Holder and any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder and/or any Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (F) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken (x) at any annual meeting or special meeting or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (G) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying security of the Corporation, (H) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member, or directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (I) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of any securities of the Corporation or Derivative

Instruments, if any, as of the date of such notice, and (J) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person (sub-clauses (ii)(A) through (J) of this Section 2.9(A)(2)(a), shall be referred to as the “Ownership Information”) ), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business before the meeting, (v) a representation as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination or nominations, (vi) the names and addresses of other stockholders (including beneficial owners) known by any of the Holder or Stockholder Associated Person to support such proposal or nomination or nominations, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), (vii) a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, and (viii) a representation as to the accuracy of the information set forth in the notice;
(b)if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest of each Holder and any Stockholder Associated Person in such business and (iv) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)set forth, as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or reelection to the Board (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (present and for the past five years), (iii) the Ownership Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (v) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Securities Act of 1933 (the “Securities Act”) if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d)with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.9(A)(3) of these Bylaws.
(3)To be eligible to be a nominee for election or reelection as a director, a proposed nominee must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.9) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (d) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director.
(4)A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before any meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9(A) shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
(5)The Corporation may also, as a condition to any such nomination or business being deemed properly brought before any meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be requested by the Corporation, including, without limitation, such other information (a) as may be reasonably required by the Board of Directors, in its sole discretion, to determine (i) the eligibility of such proposed nominee to serve as a director and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (b) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(6)Notwithstanding anything in the second sentence of Section 2.9(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(B)Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who (i) is a stockholder of record (X) at the time of giving of notice provided for in these Bylaws, (Y) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting and (Z) at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.9(B). In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by and setting forth the information contained in Sections 2.9(A)(2)-(4) of these Bylaws with respect to any nomination shall be delivered to the Secretary of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before such meeting, require any such stockholder or any proposed nominee to deliver to the Secretary such other information as set forth in Section 2.9(A)(5). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.9(B). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)General.
(1)Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.
(2)Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A)(1) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
(3)Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of Section 2.2 and this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 2.10Conduct of Business. The Chairman, or if he or she is not present, the Chief Executive Officer, shall conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters. The Secretary of the Corporation, if present, shall as act secretary of such meetings, or if he or she is not present, then a secretary shall be appointed by the chairman of the meeting. Without limiting the foregoing, the Chairman may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article II. The Chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11Procedure for Election of Directors; Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, the directors shall be elected by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote therefor; provided, however, that if, as of a date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the U.S. Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.12Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly by the Corporation, and such shares will not be counted for quorum purposes.
Section 2.13Inspectors of Elections; Opening and Closing the Polls. At any meeting at which a vote is taken by ballots, the Board by resolution may, and when required by law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.14Stockholder Action by Written Consent.
(A)Any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Secretary of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 2.14, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 2.14. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary of the Corporation. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(B)For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent (a “Requesting Stockholder”) shall, by written notice delivered to the Secretary of the Corporation, request that the Board of Directors fix a record date, which notice shall contain (i) a description of the action that the Requesting Stockholder proposes to take by consent, (ii) the text of the proposal and of any proposed resolution to be effected by the consent, (iii) the information required by Section 2.9(A) to the extent applicable, as though the Requesting Stockholder were submitting a stockholder notice with respect to a director nomination or proposal of stockholder business in connection with a meeting of stockholders (including any updates required by Section 2.9(A)(4) and any other information required by the Corporation as set forth in Section 2.9(A)(5)), (iv) an acknowledgment by the Requesting Stockholder and the beneficial owner, if any, on whose behalf the request is being made that a disposition of shares of the capital stock of the Corporation, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the Secretary of the Corporation, that is made at any time prior to the delivery of the first written consent with respect to the action that the stockholder proposes to take by consent shall constitute a revocation of such request with respect to such disposed shares and (v) documentary evidence that the Requesting Stockholder owns the shares of capital stock of the Corporation as of the date that the request in respect of such shares is delivered to the Secretary of the Corporation (collectively, a “Written Request”); provided that, if the stockholder making the Written Request is not the beneficial owner of such shares, then to be valid, the Written Request must also include documentary evidence (or, if not simultaneously provided with the Written Request, such documentary evidence must be delivered to the Secretary of the Corporation within 10 days after the date on which the Written Request is delivered to the Secretary of the Corporation) that the beneficial owner on whose behalf the Written Request is made beneficially owns the shares as of the date on which such Written Request is delivered to the Secretary of the Corporation. Any stockholder may revoke a Written Request with respect to such stockholder’s shares at any time by written revocation delivered to the Secretary of the Corporation.
(C)If no record date has been fixed by the Board of Directors pursuant to this Section 2.14 or otherwise within 10 days of the Secretary’s receipt of a valid Written Request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to this Section 2.14; provided that, if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(D)In the event of the delivery, in the manner provided by this Section 2.14 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage one or more inspectors of election for the purpose of performing promptly a review of the validity of the consents and revocations. For the purpose of permitting the inspector or inspectors to perform such review, no action by written consent without a meeting shall be effective until such inspector or inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.14 and applicable law have been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.14 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector(s), or to take any other action (including, the commencement, prosecution or defense of any litigation with respect thereto).
Section 2.15Definitions. For purposes of this Article II, (a) “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (b) the “close of business” on a particular day shall mean 5:00 p.m. local time in Houston, Texas on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day, (c) “delivery” of any notice or materials by a stockholder as required to be “delivered” under any section of this Article II shall be made by both (i) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation and (ii) electronic mail to the Secretary, (d) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to close, (e) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act, (f) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act, and (g) “Stockholder Associated Person” shall mean as to any Holder (i) any person acting in concert with such Holder, (ii) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (iii) any member of the immediate family of such Holder or an affiliate or associate of such Holder.
Article III
BOARD OF DIRECTORS
Section 3.1General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board elected in accordance with these Bylaws. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.2Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be no less than one and no more than nine (9), provided that the Board may, pursuant to a resolution adopted by a majority of the Board, fix a greater number of directors from time to time exclusively pursuant to a resolution adopted by a majority of the Board. The election and term of director shall be as set forth in the Certificate of Incorporation.
Section 3.3Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.
Section 3.4Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer, or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings. Any business may be conducted at a special meeting of the Board.
Section 3.5Notice. Notice of any meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.
Section 3.6Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Section 3.7Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting, except where such person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 3.8Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice unless (i) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (ii) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (i) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.9Vacancies. Subject to applicable law, the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by either (a) holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws or (b) by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or a sole remaining director, and directors chosen in accordance with subclause (b) shall hold office for a term expiring on the sooner of the next annual meeting of stockholders or the next special meeting of stockholders called for purposes of voting on such directors. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
Section 3.10Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws. IF the removal occurs at a meeting of the stockholders and the notice so provides, the vacancy caused by such removal may be filled at such meeting by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote therefor.

Section 3.11Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
Section 3.12Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.
Section 3.13Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.
Article IV
COMMITTEES
Section 4.1Designation; Powers. The Board may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee. Each committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules or as from time to time may be fixed by the Board. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board in reference to the following matters: (A) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (B) adopting, amending or repealing any Bylaws of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board.

Section 4.2Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.
Section 4.3Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.
Article V
OFFICERS
Section 5.1Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board or Chief Executive Officer, as the case may be. For the avoidance of doubt, the term Vice President shall refer to an officer elected by the Board as Vice President and shall not include any employees of the Corporation whose employment title is “Vice President” unless such individual has been elected as a Vice President of the Corporation in accordance with these Bylaws.

Section 5.2Election and Term of Office. The officers of the Corporation shall be elected or appointed from time to time by the Board. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
Section 5.3Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board.
Section 5.4Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.
Section 5.5President. The President shall have such powers and shall perform such duties as shall be assigned to him by the Board.
Section 5.6Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.
Section 5.7Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.

Section 5.8Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.
Section 5.9Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.
Section 5.10Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
Article VI
STOCK CERTIFICATES AND TRANSFERS
Section 6.1Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated or electronic shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Each certificated share of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his discretion require.
Section 6.3Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Section 6.4Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the Delaware General Corporation Law.
Article VII
MISCELLANEOUS PROVISIONS
Section 7.1Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.
Section 7.2Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property or shares of capital stock of the Corporation. A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.3Seal. The corporate seal shall have enscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “Amplify Energy Corp. — Delaware.”
Section 7.4Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 7.5Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.
Section 7.6Indemnification. (A) (1) Each person who was or is a party or is involved in any Proceeding (other than a Proceeding by or in the right of the Corporation), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, or has agreed to become, a director, officer, employee or agent of a Subject Enterprise or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses and liabilities which were suffered or reasonably incurred by, or in the case of retainers, to be reasonably incurred by, such person in connection therewith, so long as such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. Such indemnification shall continue until and terminate upon the latest of (i) ten (10) years after the date such person has ceased to be a director, officer, employee or agent of the Subject Enterprise and (ii) the date of final termination of any Proceeding in which it is entitled to indemnification hereby. Such indemnification shall inure to the benefit of such person’s heirs, executors and administrators.

(2)Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, or has agreed to become, a director, officer, employee, agent or fiduciary of a Subject Enterprise, or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses suffered or incurred by, or in the case of retainers, to be incurred by, such person in connection therewith, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Such indemnification shall continue until and terminate upon the latest of (i) ten (10) years after the date such person has ceased to be a director, officer, employee or agent of the Subject Enterprise and (ii) the date of final termination of any Proceeding in which it is entitled to indemnification hereby. Such indemnification shall inure to the benefit of such person’s heirs, executors and administrators.
(3)Notwithstanding Section 7.6(A)(2), no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation in a final adjudication by a court of competent jurisdiction, unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.
(4)Notwithstanding Section 7.6(A)(1) and (2), except as provided in Section 7.6(C) or the last sentence of Section 7.6(D), the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person, including any Proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees or other indemnitees only if (i) such Proceeding (or part thereof) was authorized by the Board prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.
(5)The Corporation shall advance all Expenses incurred by a present or former director or officer in defending any Proceeding prior to the final disposition of such Proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such advances shall be paid by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time.

(B)The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation, individually or as a group, within the same scope and effect as the indemnification of its directors and officers.
(C)To obtain indemnification or advancement of Expenses under these Bylaws, a claimant shall submit to the Corporation a written request, including documentation and information which is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification following the final disposition of such action, suit or proceeding. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (C), a determination by the Corporation, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, (iii) if there are no such Disinterested Directors, or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if so directed by the Board, by the stockholders of the Corporation. The Independent Counsel shall be selected by the Corporation; provided, however, that the claimant may, within ten (10) days after written notice of selection shall be given, deliver to the Corporation written objection to such selection, which may only be asserted on the grounds that the Independent Counsel does not meet the definition of Independent Counsel as defined by these Bylaws. Such determination of entitlement to indemnification shall be made not later than ninety (90) days after receipt by the Corporation of a written request for indemnification. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination. In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under this Section 7.6, the person, persons or entity making such determination shall, to the fullest extent not prohibited by the Delaware General Corporation Law or other applicable law and these Bylaws presume that such person is entitled to indemnification and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. A prior determination by the Corporation (including the Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct. In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 7.6(A)(5), the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 7.6(A)(5).
(D)If the Board or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within ninety (90) days after receipt by the Corporation of such request, such claimant shall be entitled to an adjudication by a court of such claimant’s option to such entitlement. Alternatively, such claimant, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the claimant did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, that the claimant had reasonable cause to believe that the claimant’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the claimant to indemnification, except as may be provided herein. All Expenses incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Section 7.6, in whole or in part, shall also be indemnified by the Corporation to the fullest extent permitted by law.
(E)If a determination shall have been made pursuant to paragraph (C) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made in any judicial Proceeding commenced pursuant to paragraph (D) of these Bylaws.
(F)The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to paragraph (D) of these Bylaws that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of these Bylaws.
(G)The right to indemnification and the payment of Expenses incurred, or in the case of retainers or similar Expenses, reasonably expected to be incurred, in defending a Proceeding in advance of its final disposition conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of these Bylaws shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(H)The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Corporation and of the Delaware General Corporation Law.

(I)If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. If this Section 7.6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless (1) indemnify each director or officer of the Corporation as to Expenses and liabilities paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, and (2) advance Expenses to each director or officer of the Corporation entitled to advancement of expenses under Section 7.6(A)(5) in accordance therewith, in each case, to the fullest extent permitted by any applicable portion of this Section 7.6 that shall not have been invalidated and to the fullest extent permitted by applicable law.
(J)For purposes of these Bylaws:
(1)“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought.
(2)“Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with the prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by the claimant in connection with, arising out of, or in respect of or relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred by the claimant in connection with interpretation, enforcement or defense of such claimant’s rights, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on the claimant as a result of the actual or deemed receipt of any payments under these Bylaws, and (iv) any interest, assessments or other changes in respect of the foregoing.

(3)“Independent Counsel” means a law firm of at least 50 attorneys or a member of a law firm of at least 50 attorneys that is experienced in matters of corporate law and that neither is presently nor in the past five years has been retained to represent (i) the Corporation or the claimant or any affiliate thereof in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s right to indemnification under these Bylaws.
(4)“Person” means any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.
(5)“Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, form or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in each case, in which the claimant was, is or will be, or is threatened to be, involved as a party, witness or otherwise by reason of the fact that such claimant is or was a director or officer of the Company, by reason of any actual or alleged action by the such claimant or of any action on such claimant’s part while acting as director or officer of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another Subject Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement can be provided under these Bylaws.
(6)“Subject Enterprise” means the Corporation or any of the Corporation’s direct or indirect wholly-owned subsidiaries or any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise for which a person is or was serving as a director, officer, employee, agent or fiduciary at the request of the Corporation.
(K)Any person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6 (an “Indemnitee”) may have certain rights to indemnification, advancement and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated. The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any Proceeding, Expense, liability or matter that is the subject of this Section 7.6, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to an Indemnitee in respect of any Proceeding, Expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (iii) any obligation of any other Persons with whom or which an Indemnitee may be associated to indemnify such Indemnitee and/or advance Expenses or liabilities to such Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Indemnitee and advance Expenses to each Indemnitee hereunder to the fullest extent provided herein without regard to any rights such Indemnitee may have against any other Person with whom or which such Indemnitee may be associated or insurer of any such Person, and (v) the Corporation irrevocably waives, relinquishes and releases any other Person with whom or which an Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.
Section 7.7Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to given shall be the time such notice is received by such stockholder, director, officer employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 7.8Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.
Section 7.9Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used (unless specified otherwise), the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 7.10Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the

Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article VIII
AMENDMENTS
Section 8.1Amendments. Subject to the provisions of the Corporation’s Certificate of Incorporation, these Bylaws may be amended, altered or repealed (a) at any regular or special meeting of the stockholders upon the affirmative vote of a majority of the shares of the Corporation entitled to vote generally in the election of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting or (b) by resolution adopted by a majority of the directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

Notwithstanding the foregoing, Sections 3.9 and 3.10 and this paragraph of Section 8.1 may only be amended, altered or repealed at any regular or special meeting of the stockholders upon the affirmative vote of at least 66 2/3% of the shares of the Corporation entitled to vote generally in the election of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

Notwithstanding the foregoing, no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.